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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                               September 16, 1996



                          LONGS DRUG STORES CORPORATION
             (Exact name of registrant as specified in its charter)


          Maryland                 1-8978              68-0048627
          (State or other          (Commission         (IRS Employer
          jurisdiction of          File Number)        Identification No.)
          incorporation)


              141 North Civic Drive, Walnut Creek, California 94596 (Address of principal executive offices) (Zip Code)


       (Registrant's telephone number, including area code):  510/937-1170


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Item 5.  OTHER EVENTS.

          On August 20, 1996 the Board of Directors of Longs Drug Stores Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.50 per share (the "Common Shares"), of the Company. The dividend is payable on September 16, 1996 (the "Record Date") to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of a Series A Junior Participating Preferred Stock, par value $.50 per share, of the Company (the "Preferred Shares") at a price of $130 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), dated as of August 20, 1996.

          An Acquiring Person is defined as any person or group of affiliated or associated persons, other than certain designated members of the Long family and employee benefit plans of the Company, that has obtained beneficial ownership of 15% of the outstanding Common Shares. Until the earlier to occur of (i) a public announcement by the Company or an Acquiring Person that an Acquiring Person acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in a person or group becoming the beneficial owner of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also


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constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on September 15, 2006, unless earlier redeemed or exchanged by the Company in each case as described below.

          The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights associated with each Common Share is also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          In the event that any person or group becomes an Acquiring Person (a "Flip-In Event"), proper provision will be made so that each holder of a Right, other than the Acquiring Person (whose Rights will thereafter be void), will thereafter have the right to receive upon exercise at its then current exercise price that number of Common Shares having a market value of two times the exercise price of the Right (or Preferred Shares if so elected by the Board of Directors). However, Rights are not exercisable following the occurrence of such event until such time as the Rights are no longer redeemable by the Company as set forth below.

          In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision is required to be made so that each holder


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of a Right (other than an Acquiring Person, whose Rights will have become void)
will thereafter have the right to receive, upon the exercise of the Right at its then current exercise price, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction which at the time of such transaction have a market value of two times the exercise price of the Right.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred or Common Shares will be issued (other than fractions of Preferred Shares which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, a payment in cash will be made based on the market price of the Preferred or Common Shares on the last trading date prior to the date of exercise.

          At any time until twenty days following the date a person or group becomes an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Under no circumstances following the occurrence of a Flip-In Event may the Rights be exercised prior to the expiration of the Company's right of redemption. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          At any time after any person becomes an Acquiring Person, the Board of Directors of the Company may, at its option, exchange all or part of the then outstanding and exercisable Rights (excluding Rights of an Acquiring Person that have become void) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Acquiring Person becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. In lieu of Common Shares, the Board of Directors may elect to substitute Preferred Shares for any such exchange.

          For so long as the Rights are then redeemable, the Company may amend the Rights in any manner other than to change the Redemption Price. After the Rights are no longer redeemable the Company may amend the Rights in any manner


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that does not adversely affect the interests of holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

Item 7.  EXHIBITS.

     4.1  Form of Right Certificate (included as Exhibit B to Exhibit 99.1)

     99.1 Form of Rights Agreement dated as of August 20, 1996 between Longs Drug Stores Corporation and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LONGS DRUG STORES CORPORATION
                                        (Registrant)



                                   By:    /s/ Grover White
                                          ---------------------------
                                   Name:  Grover White
                                   Title: Vice President, Controller
                                   Date:  September 16, 1996


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                                  EXHIBIT INDEX


Exhibit No.              Description
- -----------              -----------

     4.1   Form of Right Certificate (included as Exhibit B to Exhibit 99.1)

     99.1 Form of Rights Agreement dated as of August 20, 1996 between Longs Drug Stores Corporation and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent


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